                                                           Exhibit 10.2

                                  AGREEMENT

              This Agreement dated as of April 7, 1995, entered into by and among Pioneer Omega, Inc., a Delaware corporation with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA ("Pioneer Omega"), and DOM Investment Company, a closed joint stock company formed under the Laws of the Russian Federation, with its registered office at Dmitrovskoye shosse, 25, Moscow 127434, Russian Federation ("DOM").

              A. On October 29, 1994, The Pioneer Group, Inc. ("PGI") entered into an "Agreement on the Obligations of the Parties in Preparation for Closing" with the First Investment Voucher Fund (the "Fund"), and such agreement was amended on November 18, 1994 (as so amended, the "Pre-Closing Agreement"). On April 7, 1995, PGI assigned to Pioneer Omega all of its rights and obligations under the Pre-Closing Agreement, and the Fund consented to such assignment.

              B. Simultaneously with the execution of this Agreement, Pioneer Omega has entered into a Master Share Purchase Agreement with the Fund (the "Fund Agreement") under which Pioneer Omega, acting through one or more affiliated companies, will purchase shares in the Fund.

              C. DOM's wholly-owned subsidiary, AOZT Management Company ("KUIF"), holds rights to act as the investment manager of the Fund under a Management Agreement between KUIF and the Fund. DOM wishes to sell to Pioneer Omega's wholly-owned subsidiary, Pioneer First Russia, Inc., a Delaware corporation ("PFR"), and Pioneer Omega wishes to cause PFR to purchase, upon the terms and conditions set forth in this Agreement, all of DOM's right, title and interest in and to the shares of KUIF. DOM has also agreed to terminate, effective after the Closing (as defined below) and upon the written request of Pioneer Omega, the Management Agreement between DOM and the Fund, and to cause Mikhail Chebotaryov to terminate the Management Agreement between Mr. Chebotaryov and the Fund.

              D. DOM and certain of its affiliates have assisted Pioneer Omega with its investigation of the Fund, and Pioneer Omega will rely upon the representations and warranties made by DOM with respect to the Fund set forth in this Agreement in deciding to purchase shares in the Fund. DOM will agree to make such representations and warranties with respect to the Fund as an inducement to Pioneer Omega to purchase the Fund shares, which is a precondition to Pioneer Omega's agreement to cause PFR to purchase the shares of KUIF under this Agreement.

              E. DOM and its affiliates have significant expertise in the Russian securities market, and Pioneer Omega wishes to have DOM and such affiliates provide continuing consulting services to Pioneer Omega and to its affiliates following the Closing, and wishes to secure from DOM and such affiliates their agreements not to compete with the operations of the Fund, Pioneer Omega and Pioneer Omega's affiliates following theClosing.

              F. All of the foregoing understandings and agreements between Pioneer Omega and DOM shall be upon the terms and conditions set forth in this Agreement.

              In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

              1. Purchase and Sale of the Shares of KUIF; Consulting and Non-Competition Agreement

                   1.1 Purchase of the Shares. Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 1.5 below) DOM shall sell to PFR, and PFR shall purchase from DOM, all of the issued share capital of KUIF (the "Shares"), under a separate Share Purchase Agreement between DOM and PFR (the "KUIF Share Purchase Agreement"). The KUIF Share Purchase Agreement shall state only the number of Shares being purchased and the cash purchase price being paid therefor. This Agreement shall otherwise govern all aspects of the purchase and sale of the Shares.

                   1.2  Consulting and Non-Competition Agreement;
         Agreement Regarding Bank Shares.

              (a) At the Closing, DOM and each of the Founders named therein shall enter into a Consulting and Non-Competition Agreement with Pioneer Omega, substantially in the form attached to this Agreement as Exhibit A (the "Consulting and Non-Competition Agreement"), and each of the Founders shall enter into the separate non-competition agreements specified in the Consulting and Non-Competition Agreement. Pioneer Omega may assign such agreements to PFR, in which case they shall be reexecuted by DOM, the Founders and PFR.

              (b) After the Closing and immediately upon the request of Pioneer Omega, DOM and Investment Company NIKA, a Russian closed joint stock company ("IC NIKA"), shall each have entered into an agreement with PFR (the "Bank Share Purchase Agreement") under which they will agree to sell to Russian companies designated by PFR shares in First Voucher Bank (the "Bank") representing an aggregate of 65.1% of the share capital of the Bank.

                   1.3 Further Assurances. At any time and from time to time after the Closing, at Pioneer Omega's or PFR's request and without further consideration, DOM shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Pioneer Omega or PFR may reasonably request, more effectively to transfer, convey and assign to PFR, and to confirm PFR's title to, all of the Shares, to assist PFR in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement and the KUIF SharePurchase Agreement.

                   1.4  Purchase Price for the KUIF Shares.

                        (a) The aggregate purchase price to be paid by PFR for the Shares shall be Two Million Twenty-Two Thousand One Hundred Thirty-Two United Stated Dollars and Eighty Cents (US$ 2,022,132.80) (the "Purchase Price"). The Purchase Price shall be payable in the manner described in paragraph (b) of this
         Section 1.4.

                        (b) At the Closing, PFR shall pay to DOM the entire Purchase Price immediately upon receipt of (i) an extract from the shareholder records of the Fund, maintained by RINACO, showing the recordation of Luscinia, Inc. and Theta Enterprises, Inc. as the record owners of an aggregate of 280,000,000 shares in the Fund, (ii) a copy of the amendment to the KUIF charter indicating PFR as the sole shareholder of KUIF, as filed with the Moscow Registration Chamber, (iii) a copy of the Consulting and Non-Competition Agreement, signed by DOM and each of the Founders, and copies of the non-competition agreements signed by each of the Founders, and (iv) a copy of the Bank Share Purchase Agreement, signed by each of DOM and IC NIKA.

                   1.5 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place at the offices of Pioneer Investments, Ogaryova 5, Moscow, Russia, at 10:00 am on or about April 11, 1995, or at such other time, date and place as are mutually agreeable to DOM and Pioneer Omega (the "Closing Date"). If at Closing any of the conditions specified in Section 3 shall not have been fulfilled, Pioneer Omega or DOM, as the case may be, may, at its election, terminate this Agreement without thereby waiving any rights it may have by reason of such failure or such non-fulfillment.

                   1.6 Taxes. DOM shall be responsible for the payment of all Russian Federation securities transfer taxes required to be paid by DOM and PFR with respect to the sale of the Shares.

              2.   Representations of the Parties.

                   2.1 Representations of DOM with Respect to Itself. DOM represents and warrants to Pioneer Omega as follows with respect to itself:

                        2.1.1 Organization and Standing. DOM is a closed joint stock company duly organized and validly existing under the laws of the Russian Federation. DOM has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. DOM has furnished to Pioneer Omega true and complete copies of its Charter and Founders Agreement, as currently in effect. DOM has delivered to Pioneer Omega a copy of its Certificate of Registration with the Moscow Registration Chamber.

                        2.1.2 Authority for Agreement. The execution and performance by DOM of this Agreement, the KUIF Share Purchase Agreement, the Consulting and Non-Competition Agreement and the Bank Share Purchase Agreement (collectively the "DOM Agreements") and the consummation by DOM of the transactions contemplated by this Agreement and the other DOM Agreements, have been duly authorized by all necessary corporate action. This Agreement and the other DOM Agreements have been duly executed by DOM and constitute valid and binding obligations of DOM, enforceable in accordance with their respective terms. The execution of, and performance of the transactions contemplated by, this Agreement and the other DOM Agreements and compliance with their provisions by DOM will not conflict with or result in a breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Charter and Founders Agreement (each as amended to date) of DOM or any agreement to which DOM is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to DOM. No consents or approvals of third parties or filings with governmental agencies or authorities are required in connection with the consummation by DOM of the transactions contemplated by this Agreement or the other DOM Agreements.

                        2.1.3 Litigation. There is no action, suit or proceeding, or arbitration proceeding or governmental inquiry or investigation, pending or, to the best of DOM's knowledge, any basis therefor or threat thereof, against DOM, which questions the validity of this Agreement or the other DOM Agreements or the right of DOM to enter into this Agreement or the other DOM Agreements.

                        2.1.4 Bank Shares. DOM and IC NIKA have good title to shares of the Bank equal to 65.1% in the aggregate of the total share capital of the Bank, free and clear of all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Upon consummation of the sale of such shares to the companies designated by PFR, such companies will acquire good title to all such shares, free and clear of all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                   2.2 Representations of DOM with Respect to KUIF. DOM represents and warrants to Pioneer Omega as follows with respect to KUIF:

                        2.2.1     Ownership of Shares.  Dom has good
         title to all of the Shares, free and clear of all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Upon consummation of the Closing, PFR will acquire from DOM good title to the Shares, free and clear of all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever, provided that PFR will take the Shares subject to the obligation to pay the 50% of the nominal value of such Shares that remains unpaid, which payment will be made by DOM through the contribution of certain assets to the capital of KUIF.

                        2.2.2 Organization. KUIF is a closed joint stock company duly organized, validly existing and in good standing under the laws of the Russian Federation,and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Notarized copies of the Charter and Founders Agreement of KUIF, as amended to date, have been previously delivered to Pioneer Omega, are complete and correct, and no amendments have been made thereto since the date of delivery.

                        2.2.3     Capitalization.  KUIF's authorized
         share capital consists of 110,000 shares of nominal value 1000 Russian rubles each, all of which are issued and outstanding on the date hereof and held of record and beneficially by DOM. All such issued and outstanding shares have been duly and validly issued and are partly paid to the extent of 50% of their nominal value and assessable to the extent of the unpaid 50% of their nominal value.

                        2.2.4     Actions Since Acquiring KUIF.  DOM
         acquired all of the shares of KUIF from Pioneer International Corporation and Theta Enterprises, Inc., subsidiaries of PGI, on March 27, 1995. Since the date of such acquisition, except as set forth on Exhibit B, KUIF has entered into no agreements, has assumed no obligations, has incurred no liabilities and has not changed its share capital nor granted any right to acquire any interests in KUIF to any party. Since the date of such acquisition, except as stated in Exhibit B, there has been no material change in the assets or liabilities of KUIF.

                        2.2.5 Management Agreement; Licenses. The Management Agreement between the Fund and KUIF, dated March 27, 1995, has been validly authorized and executed by each of the Fund and KUIF and is in full force and effect. KUIF has applied for all licenses, permits and approvals necessary to act as the manager of a specialized privatization investment fund and has made all necessary filings with GKI and other Russian Federation governmental authorities. The GKI has issued a decree authorizing the issuance to KUIF of a license to act as the manager of the Fund, and KUIF will obtain the license prior to the Closing. The Management Agreement between the Fund and KUIF has been, or will be prior to the Closing, approved by the shareholders of the Fund and filed with the GKI, in accordance with applicable Russian Federation legislation.

                   2.3 Representations of DOM with Respect to the Fund. DOM represents and warrants to Pioneer Omega as follows with respect to the Fund:

                        2.3.1 Representations in the Fund Agreement. Each and every one of the representations and warranties of the Fund set forth in the Fund Agreement is true and correct and incorporated into this Agreement as if set forth herein; and DOM hereby repeats and reconfirms each and every such representation and warranty, in its own name.

                   2.4 Survival of Representations. All representations and warranties made by DOM in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of Pioneer Omega.

                   2.5 Representations of Pioneer Omega. Pioneer Omega represents and warrants to DOM as follows:

                        2.5.1 Representations with Respect to Pioneer Omega. Pioneer Omega is a company duly organized, validly existing and in good standing under the laws of the State of
         Delaware, USA.   Pioneer Omega has full corporate power and
         authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The performance by Pioneer Omega of this Agreement and the consummation by Pioneer Omega of the transactions contemplated by this Agreement have been approved by the Board of Directors of Pioneer Omega and have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of Pioneer Omega, enforceable against Pioneer Omega in accordance with its terms. The execution of, and performance of the transactions contemplated by, this Agreement and compliance with its provisions by Pioneer Omega will not conflict with or result in any breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation and By-laws (each as amended to date) of Pioneer Omega.

                        2.5.2 Representations with Respect to PFR. PFR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA. PFR has full corporate power and authority to enter into and perform the DOM Agreements to which PFR is a party and to carry out the transactions contemplated thereby. The performance by PFR of the DOM Agreements to which PFR is a party and the consummation by PFR of the transactions contemplated thereby have been approved by the Board of Directors of PFR and have been duly authorized by all necessary corporate action. The DOM Agreements to which PFR is a party constitute the valid and binding obligations of PFR, enforceable against PFR in accordance with their respective terms. The execution and performance of the transactions contemplated by the DOM Agreements to which PFR is a party and compliance with their provisions by PFR will not conflict with or result in any breach of any of the terms of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation or By-laws (each as amended to date) of PFR.

              3.   Conditions to the Obligations of the Parties.

                   3.1 Conditions to the Obligations of Pioneer Omega. The obligations of Pioneer Omega to enter into this Agreement and to perform its obligations under this Agreement, and to cause PFR to purchase the Shares at the Closing and to enter into the DOM Agreements to which it is a party, are subject to the fulfillment, or the waiver by Pioneer Omega, of each of the following conditions on or before Closing:

                        3.1.1     Accuracy of Representations and
         Warranties. Each representation and warranty of DOM contained in Sections 2.1, 2.2 and 2.3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.
                        3.1.2 DOM Agreements. DOM shall have executed and delivered to Pioneer Omega or PFR each of the DOM Agreements.

                        3.1.3 Certificates and Documents. DOM shall have delivered to Pioneer Omega:

                             (A)  Copies of the Charters (ustav) and
         Founders Agreements (uchreditel'ny dogovor) of DOM and KUIF, as amended and in effect as of the Closing Date.

                             (B)  Copy of the GKI license of KUIF to act
         as manager of the Fund.

                             (C)  Copy of the management agreement
         between the Fund and KUIF.

                             (D)  The signed resignations of DOM and Mr.
         Chebotaryov as managers of the Fund under their respective management agreements, with the effective dates of such resignations to be left blank and filled in by Pioneer Omega, together with waivers executed by the Fund, waiving the notice period under such management agreements.

                             (E)  The signed resignations of three
         directors of the Fund, with the effective dates of such resignations to be left blank and filled in by Pioneer Omega.

                        3.1.4     Fund Agreement.  All conditions to
         closing under the Fund Agreement shall have been satisfied or waived by the appropriate party, and the Fund and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.

                   3.2 Conditions to the Obligations of DOM. The obligations of DOM to sell the Shares to PFR at the Closing, to enter into the DOM Agreements and to perform its obligations thereunder and under this Agreement are subject to the fulfillment, or the waiver by DOM, of the following conditions on or before Closing:

                        3.2.1     Accuracy of Representations and
         Warranties. Each representation and warranty of Pioneer Omega contained in Section 2.5 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                        3.2.2     Fund Agreement. All conditions to
         closing under the Fund Agreement shall have been satisfied or waived by the appropriate party, and the Fund and Pioneer Omega shall have each certified to the other in writing that all such conditions to its obligations to proceed with such transaction have been satisfied or waived.
              4. Arbitration. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute may be submitted by either party for final settlement by arbitration, which shall be the sole means of resolving unreconciled disputes between the parties under this Agreement. Any such arbitration shall be conducted on an ad hoc basis in London, England, in the English language under the UNCITRAL Rules by a single arbitrator appointed in accordance with such rules by the London Court of International Arbitration. The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration.
         The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. Any arbitration award may be entered in and enforced by any court having jurisdiction over such matter or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

              5. Governing Legislation. This Agreement shall be governed by and construed in any arbitration or enforcement proceeding in accordance with the legislation of the Commonwealth of Massachusetts, United States of America, without giving effect to the conflicts of laws provisions thereof.

              6. Counterparts; Governing Language. This Agreement has been executed in two counterparts in the English language, each of which shall be deemed to be an original, but both of which shall be one and the same document, and two counterparts in the Russian language, each of which shall be deemed to be an original, but both of which shall be one and the same document. This Agreement was prepared in English and translated into Russian. All reasonable efforts were made to ensure that the Russian translation corresponds in substance and in form to the English original. In the event that there shall be any discrepancy between the language in the Russian and English language versions of the Agreement, the English language version shall prevail.

              7. Force Majeure. Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations under this Agreement due to causes beyond its control, including but not limited to acts of God or a public enemy, acts or any order of a governmental or military authority, fire or other casualty, floods or other natural disasters, embargoes, explosions, enemy or hostile governmental action, civil insurrection, revolution, sabotage or similar conditions, delay caused by a communications, document delivery, wire transmission of funds or similar service, or governmental delay in processing or approving any necessary application or permit. If such delay occurs, the party whose performance is delayed shall give immediate notice thereof to the other party and such other party may elect to terminate this Agreement or to extend the period for performance by a number of days equal to the duration of the delay; provided that at any time during the continuation of any such delay the party thathas authorized extension of the period for performance may deliver notice of cancellation of the Agreement.

              8. Confidentiality. The parties agree that all matters and information contained in this Agreement and all information relating to this Agreement and all information relating to this Agreement shall not be disclosed to any third party except by mutual agreement of DOM and Pioneer Omega, or as required by law.

              9.   Miscellaneous.

                   9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned.

                   9.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by telecopier or overnight courier:


                   If to DOM, at Kutuzovsky Prospekt, 33, apt. 10, Moscow 121165, Russian Federation, Attn.: D.M. Paltsev, or at such other address or telecopier number as may have been furnished in writing by DOM to Pioneer Omega;

                   If to Pioneer Omega, c/o The Pioneer Group, Inc., 60 State Street, Boston, MA 02109, USA, Attention: President (telecopier No. 1-617-422-4286), or at such other addresses and telecopier number(s) as may have been furnished to DOM in writing by Pioneer Omega.

         Notices provided in accordance with this Section 9.2 shall be deemed delivered upon personal delivery, one day after transmission by telecopier or three business days after deposit with a courier service.

                   9.3 Entire Agreement. This Agreement and the other DOM Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                   9.4 Amendments and Waivers. This Agreement may be amended only by a written instrument signed by Pioneer Omega and DOM.

                   9.5    Severability.  The invalidity or
         unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         DOM INVESTMENT COMPANY:









              /s/
         By:________________________________
         [Name]

         __________________________________
         [Title]


         PIONEER OMEGA, INC.

              /s/
         By:________________________________
            Timothy T. Frost, Vice President